Exhibit 99.1

Western Sierra Bancorp to attend Sandler O’Neill West Coast Financial Services Conferences

CAMERON PARK, Calif. — (PR Newswire)—March 4, 2004—Western Sierra Bancorp (NASDAQ: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced that Anthony J. Gould, Executive Vice President and Chief Financial Officer of the Company, will participate in a conference sponsored by Sandler O’Neill & Partners, L.P. on March 10, 2004 at 3:40 p.m. (Pacific Standard Time).

The conference will also be accessible on-demand through Sandler O’Neill’s web site at http://www.sandleroneill.com and through Western Sierra Bancorp’s website at http://www.westernsierrabancorp.com/ during the conference and for 30 days following the conference. Slides of Western Sierra Bancorp’s presentation will be accessible through either website and will be filed with the SEC on a Current Report on Form 8-K prior to the presentation.

Persons interested in listening to the conference should go to the website 15 minutes prior to the start of the conference to register. It may be necessary to download audio software to hear the presentation.

You may also listen to the conference by telephone by dialing (706) 645-9215 and referencing “Sandler O’Neill Conference Session 1.”

Western Sierra Bancorp is comprised of Western Sierra Bank, Lake Community Bank, Central California Bank and Auburn Community Bank.  The Company operates 32 Branches and loan production facilities  in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne, and Butte.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Contacts Information:

Western Sierra Bancorp

Gary D. Gall CEO / Anthony J. Gould CFO, 530-677-5600